EXHIBIT 23 (b)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-36310, 33-80240, 33-80288, 33-45354 and 333-67242 and Form S-3
Nos. 333-64692, 333-100243, 333-84530, as amended) of Swift Energy Company and in the related Prospectus of our report dated February 10, 2003, with respect to the consolidated financial statements of Swift Energy Company included in this Annual Report (Form 10-K) for the year ended December 31, 2002.



                                            /s/  Ernst & Young LLP



Houston, Texas
March 21, 2003